Exhibit 99.2
MEDCATH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2007	2006
Net revenue	$163,664	$175,549
Operating expenses:
Personnel expense	55,941	57,175
Medical supplies expense	43,656	48,170
Bad debt expense	12,173	13,831
Other operating expenses	32,110	36,465
Pre-opening expenses	248	—
Depreciation	7,960	8,869
Amortization	127	252
Loss on disposal of property, equipment and other assets	28	57

Total operating expenses	152,243	164,819

Income from operations	11,421	10,730
Other income (expenses):
Interest expense	(4,032)	(7,458)
Loss on early extinguishment of debt	—	(4,480)
Interest and other income, net	1,172	2,725
Equity in net earnings of unconsolidated affiliates	2,025	1,438

Total other expenses, net	(835)	(7,775)

Income from continuing operations before minority interest and income taxes	10,586	2,955
Minority interest share of earnings of consolidated subsidiaries	(4,736)	(2,480)

Income from continuing operations before income taxes	5,850	475
Income tax expense	2,595	221

Income from continuing operations	3,255	254
Loss from discontinued operations, net of taxes	(191)	(5,150)

Net income (loss)	$3,064	$(4,896)

Earnings (loss) per share, basic
Continuing operations	$0.15	$0.01
Discontinued operations	(0.01)	(0.25)

Earnings (loss) per share, basic	$0.14	$(0.24)

Earnings (loss) per share, diluted
Continuing operations	$0.15	$0.01
Discontinued operations	(0.01)	(0.25)

Earnings (loss) per share, diluted	$0.14	$(0.24)

Weighted average number of shares, basic	21,028	20,121
Dilutive effect of stock options and restricted stock	263	—

Weighted average number of shares, diluted	21,291	20,121

MEDCATH CORPORATION
SELECTED OPERATING DATA
(In thousands, except per share data and selected operating data)
(Unaudited)

	Three Months Ended December 31,
	2007	2006%	Change
Statement of Operations Data:
Net revenue	$163,664	$175,549	(6.8)%
Adjusted EBITDA (1)	$23,493	$20,934	12.2%
Income from operations	$11,421	$10,730	6.4%
Income from continuing operations	$3,255	$254	1181.5%
Earnings per share from continuing operations, basic	$0.15	$0.01	1400.0%
Earnings per share from continuing operations, diluted	$0.15	$0.01	1400.0%

(1)	See Supplemental Financial Disclosure—Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

	Three Months Ended December 31,
	2007	2006%	Change

Selected Operating Data (a):
Number of hospitals	8	9
Licensed beds (c)	468	580
Staffed and available beds (d)	451	563
Admissions (e)	8,055	9,730	(17.2)%
Adjusted admissions (f)	10,976	13,345	(17.8)%
Patient days (g)	28,584	34,089	(16.1)%
Adjusted patient days (h)	39,102	46,520	(15.9)%
Average length of stay (days) (i)	3.55	3.50	1.4%
Occupancy (j)	68.9%	65.8%
Inpatient catheterization procedures (k)	4,555	4,858	(6.2)%
Inpatient surgical procedures (l)	2,099	2,516	(16.6)%
Hospital net revenue	$151,965	$161,058	(5.6)%

Selected Operating Data — Same Facility (a):
Number of hospitals	8	8
Licensed beds (c)	468	468
Staffed and available beds (d)	451	451
Admissions (e)	8,055	7,904	1.9%
Adjusted admissions (f)	10,976	10,311	6.4%
Patient days (g)	28,584	28,775	(0.7)%
Adjusted patient days (h)	39,102	37,711	3.7%
Average length of stay (days) (i)	3.55	3.64	(2.5)%
Occupancy (j)	68.9%	69.4%
Inpatient catheterization procedures (k)	4,555	4,679	(2.7)%
Inpatient surgical procedures (l)	2,099	2,098	0.0%
Hospital net revenue	$151,965	$142,604	6.6%

Combined Operating Data (b):
Number of hospitals	10	10
Licensed beds (c)	635	635
Staffed and available beds (d)	614	618
Admissions (e)	10,674	10,691	(0.2)%
Adjusted admissions (f)	15,314	14,422	6.2%
Patient days (g)	36,849	37,578	(1.9)%
Adjusted patient days (h)	52,440	50,431	4.0%
Average length of stay (days) (i)	3.45	3.51	(1.7)%
Occupancy (j)	65.2%	66.1%
Inpatient catheterization procedures (k)	5,282	5,482	(3.6)%
Inpatient surgical procedures (l)	2,838	2,766	2.6%
Hospital net revenue	$191,520	$178,377	7.4%

(a)	Selected operating data includes consolidated hospitals in operation as of the end of the period reported in continuing operations but does not include hospitals which are accounted for using the equity method or as discontinued operations in our consolidated financial statements. Same facility for all periods presented excludes Harlingen Medical Center.

(b)	Combined operating data includes hospitals in operation as of the end of the period reported in continuing operations including hospitals which are accounted for using the equity method in our consolidated financial statements.

(c)	Licensed beds represent the number of beds for which the appropriate state agency licenses a facility regardless of whether the beds are actually available for patient use.

(d)	Staffed and available beds represent the number of beds that are readily available for patient use at the end of the period.

(e)	Admissions represent the number of patients admitted for inpatient treatment.

(f)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by admissions.

(g)	Patient days represent the total number of days of care provided to inpatients.

(h)	Adjusted patient days is a general measure of combined inpatient and outpatient volume. We computed adjusted patient days by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by patient days.

(i)	Average length of stay (days) represents the average number of days inpatients stay in our hospitals.

(j)	We computed occupancy by dividing patient days by the number of days in the period and then dividing the quotient by the number of staffed and available beds.

(k)	Inpatients with a catheterization procedure represent the number of inpatients with a procedure performed in one of the hospitals’ catheterization labs during the period.

(l)	Inpatient surgical procedures represent the number of surgical procedures performed on inpatients during the period.

MEDCATH CORPORATION
SUPPLEMENTAL FINANCIAL DISCLOSURE — RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
     The following table reconciles Adjusted EBITDA with MedCath’s income from continuing operations as derived directly from MedCath’s consolidated financial statements for the three months ended December 31, 2007 and 2006.

	Three Months Ended December 31,
	2007	2006
	(in thousands)
Income from continuing operations	$3,255	$254
Add:
Income tax expense	2,595	221
Minority interest share of earnings of consolidated subsidiaries	4,736	2,480
Equity in net earnings of unconsolidated affiliates	(2,025)	(1,438)
Interest and other income, net	(1,172)	(2,725)
Loss on early extinguishment of debt	—	4,480
Interest expense	4,032	7,458
Loss on disposal of property, equipment and other assets	28	57
Amortization	127	252
Depreciation	7,960	8,869
Pre-opening expenses	248	—
Share-based compensation expense	3,709	1,026

Adjusted EBITDA	$23,493	$20,934

     The following table presents MedCath’s condensed statement of operations data for the quarter ended December 31, 2006 on a pro forma basis to reflect the reclassification of Harlingen Medical Center (HMC) from a consolidated subsidiary to an equity method investment.

	Three Months Ended December 31,
		Adjustments to
	2006	Deconsolidate	2006
	(Actual)	HMC	(Pro Forma)	2007
		(in thousands)
Net Revenue	$175,549	$(18,454)	$157,095	$163,664
Income from operations	10,730	(850)	9,880	11,421
Income from continuing operations before minority interest and income taxes	2,955	761	3,716	10,586
Income from continuing operations before income taxes	475	761	1,236	5,850
Income from continuing operations	254	407	661	3,255

Net income (loss)	$(4,896)	$407	$(4,489)	$3,064

Earnings (loss) per share, basic	$(0.24)	$0.02	$(0.22)	$0.14
Earnings (loss) per share, diluted	$(0.24)	$0.02	$(0.22)	$0.14
Weighted average number of shares, basic	20,121	—	20,121	21,028
Dilutive effect of stock options and restricted stock	—	—	—	263

Weighted average number of shares, diluted	20,121	—	20,121	21,291